UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2009

BENIHANA INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26396	65-0538630
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8685 Northwest 53rd Terrace, Miami, Florida		33166
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 593-0770

None
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

          On February 9, 2009, Benihana Inc. (the “Company”), the Company’s subsidiaries (the “Subsidiaries”) and Wachovia Bank, National Association (the “Bank”) entered into a Third Amendment to Credit Agreement and Consent (the “Amendment”), which amended that certain Credit Agreement (the “Credit Agreement”), dated March 15, 2007, among the Company, the Subsidiaries and the Bank. The Amendment eliminated an event of default tied to the status of certain officers of the Company, changed the maturity date under the Credit Agreement to March 15, 2011 and provided the Bank’s consent to an amendment of the Company’s Bylaws.

          The description of the Amendment is qualified in its entirety by reference to the Amendment filed herewith as Exhibit 10.1.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

          On February 9, 2009, Joel A. Schwartz resigned from his positions as Director, Chairman and Chief Executive Officer of the Company, effective immediately. In connection with his resignation, Mr. Schwartz’s employment agreement with the Company, dated March 17, 2008, was terminated on a without cause basis.

          In connection with Mr. Schwartz’s resignation, the Company entered into an agreement with Mr. Schwartz (the “Schwartz Agreement”) which provides for, among other things, Mr. Schwartz to provide consulting services to the Company for a period of five years in exchange for annual payments from the Company of $17,200. The Schwartz Agreement also provides for the accelerated vesting of all stock options and restricted stock granted to Mr. Schwartz under the Company’s 2007 Equity Incentive Plan. In accordance with his employment agreement with the Company, Mr. Schwartz will be paid a severance payment of $0.9 million and a retirement benefit of $2.0 million. Consistent with the requirements of Section 409A of the Internal Revenue Code, the severance payment will be paid in a lump sum six months after Mr. Schwartz’s resignation and the retirement benefit will be paid in sixty equal monthly installments and the first six such installments shall not be paid until six months after Mr. Schwartz’s resignation. As provided under his employment agreement, for a period of three years following his resignation, the Company will provide Mr. Schwartz and his wife with continued group medical and dental insurance coverage or payments in lieu thereof. Mr. Schwartz’s right to receive such payments under his employment agreement are conditioned upon his execution of a general release with respect to the Company. Mr. Schwartz is prohibited from (i) competing with the Company’s business in the United States (or any other area in which the Company conducts substantial business operations) or (ii) soliciting, directly or indirectly, any of the Company’s employees, customers or accounts, until the Company’s obligations to make payments under his employment agreement cease.

          On February 9, 2009, the Board of Directors of the Company (the “Board”) approved the election of Richard C. Stockinger to Chief Executive Officer of the Company. Mr. Stockinger, age 50, has served as a member of the Board since November 2007.

          Mr. Stockinger joined the Board of Benihana Inc. in 2007 following a 25-year tenure at The Patina Restaurant Group, LLC and its predecessor Restaurant Associates, Inc. during which he served in various senior capacities, including from 2003 to 2008, as President. During that tenure he played a significant role in the sales, acquisition and turnaround at California Pizza Kitchen, El Torito and Au Bon Pain. Mr. Stockinger also serves on the Board of Directors of the National Kidney Foundation of Greater New York.

          The Company will employ Mr. Stockinger on an “at will” basis and at a base annual salary of $350,000. In addition, Mr. Stockinger will be paid a signing bonus equal to two weeks’ base salary. Mr. Stockinger will also be eligible to participate in the benefits programs which the Company generally makes available to its senior executives.

          On February 9, 2009, the Board elected Darwin C. Dornbush to serve as a Class III member of the Board and as Chairman of the Board. Mr. Dornbush will also serve as a member of the Executive Committee of the Board. Mr. Dornbush, currently the Company’s Secretary and a member of the Board from 1995 until 2005, is a partner in Dornbush Schaeffer Strongin & Venaglia, LLP, a law firm to which the Company has incurred, in the current fiscal year and in fiscal years 2008, 2007 and 2006, approximately $0.7 million, $0.9 million, $0.8 million and $0.7 million, respectively, in legal fees and expenses. The Company has paid Mr. Dornbush approximately $0.2 million since the beginning of fiscal year 2008 in exchange for certain consulting services.

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          On February 9, 2009 the Board elected Jack Abdo, a long time standing member of the Board, to serve as Vice Chairman.

          The description of the Schwartz Agreement is qualified in its entirety by reference to the Schwartz Agreement filed herewith as Exhibit 10.2 to this Report on Form 8-K and incorporated by reference herein.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

          On February 9, 2009, the Board approved an amendment of the Company’s Bylaws to separate the offices of Chairman of the Board and Chief Executive Officer and to establish the office of Vice Chairman of the Board.

          The description of the amendments to the Company’s Bylaws provided above is qualified in its entirety by reference to the amended sections of the Bylaws of the Company, a copy of which is filed as Exhibit 3.2 to this Report on Form 8-K and incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit
3.2	Bylaws of Benihana Inc. (amended as of February 9, 2009)

10.1	Third Amendment to Credit Agreement and Consent, dated February 9, 2009, by and among Benihana Inc., subsidiaries of Benihana Inc. and Wachovia Bank, National Association

10.2	Letter Agreement, dated February 9, 2009, by and between Benihana Inc. and Joel A. Schwartz

99.1	Press Release of Benihana Inc. dated February 10, 2009

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BENIHANA INC.

Dated: February 13, 2009	By:	/s/ Jose I. Ortega
Jose I. Ortega
Vice President – Finance and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Exhibit
3.2	Bylaws of Benihana Inc. (amended as of February 9, 2009)

10.1	Third Amendment to Credit Agreement and Consent, dated February 9, 2009, by and among Benihana Inc., subsidiaries of Benihana Inc. and Wachovia Bank, National Association

10.2	Letter Agreement, dated February 9, 2009, by and between Benihana Inc. and Joel A. Schwartz

99.1	Press Release of Benihana Inc. dated February 10, 2009

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